EXHIBIT n

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated January 16, 2008, with respect to the financial statements of Tortoise Energy Infrastructure Corporation for the year ended November 30, 2007, in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-146095) and Amendment No. 35 under the Investment Company Act of 1940 (Registration No. 811-21462).

/s/ Ernst & Young LLP

Kansas City, Missouri
February 11, 2008